Exhibit 10.1(b)

                              AMENDMENT #2 TO LEASE

         AGREEMENT, made as of November 5, 1996, between Equitable Holdings, Inc. ("Lessor") and Inter- Con/PC, Inc. ("Lessee").

         A. Lessor and Lessee entered into a written Lease dated July 12, 1996 ("Lease") relating to the premises ("Premises") currently consisting of approximately 2,441 square feet in the building commonly known as 7667 Equitable Drive, Eden Prairie, Minnesota (the "Building").

         B. The Lease has not previously been amended or modified except by Amendment #1 dated September 4, 1996 ("Amendment #1"), which Amendment shall be deemed included in the term "Lease."

         C. Whereas, effective as of the date hereof, Lessee has issued to lessor 66,667 shares of the Lessee's Common Stock (the "Shares") and a warrant (the "Warrant") to purchase 25,000 shares of the Company's Common Stock which Lessor has agreed to accept as payment in full of all rent accruing under the Lease for the thirty-three (33) month period commencing September 1, 1996 and charges for leasehold improvements to the Premises.

         D. Lessor and Lessee desire to amend the Lease as provided in this Amendment.

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are expressly acknowledged, Lessor and Lessee agree as follows:

         1. Effect. The Lease is hereby amended to the extent necessary to give effect to this Amendment, and the terms of this Amendment shall supersede any contrary terms in the Lease. All references in the Lease to "this Lease" shall be deemed to refer to the Lease as amended by this Amendment. In all other respects, the terms and conditions of the Lease shall remain unmodified and in effect.

         2. Term. The parties acknowledge that the Premises was not delivered to Lessee for occupancy until September 1, 1996, and therefore, the Lease is hereby amended to provide that the term of the Lease shall be sixty (60) months commencing September 1, 1996 (the "Commencement Date"), and expiring August 31, 2001 ("Expiration Date") unless sooner terminated as provided in the Lease. All references in the Lease to rental or other charges accruing for any period prior to September 1, 1996, are hereby entirely deleted.

         3. Substitute Rent. Lessor hereby accepts the Shares and Warrant as substitute payment in full of Lessee's obligation to pay Base Rent and Additional Rent (as such terms are defined in the Lease) for the period commencing on September 1, 1996, and ending on May 31, 1999 and Lessee's obligation to pay or reimburse Lessor for any leasehold improvements constructed in the Premises prior to the date hereof. All such obligations referred to in the preceding sentence are hereinafter referred to as the "Initial Rent and TI Obligations". Notwithstanding anything to the contrary contained in the Lease, Lessee shall have no further obligation to pay any monthly or other payments of Base Rent, Additional Rent for the thirty-three (33) month period ending May 31, 1999, or for any costs of improvements to the Premises previously constructed by or on behalf of the Lessor. Lessor agrees and acknowledges that the value of the Initial Rent and TI Obligations is $100,000.00. All Base Rent and Additional Rent for the period from June 1, 1999, though the remainder of the Lease term shall accrue and be paid in accordance with the Lease as currently written.

         4. Entire Agreement. The Lease, including, without limitation, this Amendment and all exhibits which are attached hereto and hereby incorporated by reference, constitutes the entire agreement between Lessor and Lessee with respect to the subject matter hereof. Lessee and Lessor each acknowledge that it has not been induced to enter into this Amendment by any agreements or representations which are not set forth in this Amendment. This Amendment shall not be effective until execution and delivery by both Lessor and Lessee.



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         By signing this Amendment, the parties agree to the above terms.

Lessor:                                        Lessee:

EQUITABLE HOLDINGS, INC.                       INTER-CON/PC, INC.

By   /s/ Joseph Novogratz                      By  /s/ Michael P. Ferderer
  ---------------------------------------        -------------------------
     Name: Joseph Novogratz                        Name: Michael P. Ferderer
          -------------------------------               --------------------
     Title: President                              Title: CEO
           ------------------------------                -------------------




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